                            SCHEDULE 14A INFORMATION

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington D.C.  20549


          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /x/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/x/  Preliminary Proxy Statement

/ /  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                         TRANS FINANCIAL BANCORP,INC.
- --------------------------------------------------------------------------------

                  (Name of Registrant as Specified in Charter)

     Caryn F. Price, Esq., Jane C. Foushee, Esq., Wyatt, Tarrant & Combs,
- --------------------------------------------------------------------------------
               2800 Citizens Plaza, Louisville, Kentucky 40202
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/x/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ...............................................................

     (2)  Aggregate number of securities to which transaction applies:

          ...............................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

          ...............................................................

     (4)  Proposed maximum aggregate value of transaction:

          ...............................................................

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ...............................................................

     (2)  Form, Schedule or Registration Statement No.:

          ...............................................................

     (3)  Filing Party:

          ...............................................................

     (4)  Date Filed:

          ...............................................................

                         TRANS FINANCIAL BANCORP, INC.
                              500 EAST MAIN STREET
                         BOWLING GREEN, KENTUCKY  42101





                                                                  March 18, 1994



To Our Shareholders:

         You are cordially invited to attend the Annual Meeting of Shareholders of Trans Financial Bancorp, Inc. (the "Corporation"), scheduled for 3:00 p.m., local time, on Monday, April 25, 1994 at The Phoenix Theatre, 549 East Main Street, Bowling Green, Kentucky. Holders of the Corporation's outstanding common stock as of March 1, 1994 are entitled to vote at the Annual Meeting.

         Accompanying this letter is the Annual Report of the Corporation, a notice of the meeting, a proxy card and a proxy statement relating to the meeting. The proxy statement contains information relating to the actions to be taken at the meeting. We urge you to review the Annual Report and the proxy statement in their entirety in order that you may be fully informed about the matters to be considered at the meeting. After reviewing the enclosed materials, we urge you to complete the proxy card and return it to us in the enclosed envelope.

         In addition to the specific matters set forth in the enclosed notice of the meeting, we look forward to discussing with you at the meeting any questions you may have concerning the operation of the Corporation during the past year.

         We hope you will be able to attend the meeting in person. In any event it would be appreciated if you would mark, sign and return the enclosed proxy card. If you do attend the meeting and desire to vote in person, you may do so even though you have previously sent in a proxy card.

                                        Sincerely,


                                        Douglas M. Lester
                                        Chairman of the Board,
                                        President and Chief Executive Officer

                         TRANS FINANCIAL BANCORP, INC.
                              500 EAST MAIN STREET
                         BOWLING GREEN, KENTUCKY  42101

                              ____________________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                 Notice is hereby given that the Annual Meeting of Shareholders of Trans Financial Bancorp, Inc. (the "Corporation") will be held on Monday, April 25, 1994, at 3:00 p.m., local time, at The Phoenix Theatre, 549 East Main Street, Bowling Green, Kentucky, for the following purposes:

         1. For the election of seven Class III directors and one Class I director of the Corporation to hold office in accordance with the terms and conditions set forth in the accompanying proxy statement;

         2. To consider a proposal to approve the Trans Financial Bancorp, Inc. 1994 Stock Option Plan;

         3. To consider a proposal to amend Article VI of the Articles of Incorporation of the Corporation to increase the number of authorized shares of common stock; and

         4. To consider and act upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

                 We hope you will attend the Annual Meeting in person. In any event, it would be appreciated if you would mark, sign and return as soon as possible the enclosed proxy card in the enclosed stamped, addressed envelope. If you do attend the Annual Meeting and desire to vote in person, you may do so even though you have previously sent in a proxy card. Only shareholders of record at the close of business on March 1, 1994 will be entitled to notice of, and to vote at, the meeting. The stock transfer books of the Corporation will not be closed.

                                        By Order of the Board of Directors,



                                        Jay B. Simmons
                                        Secretary

March 18, 1994

                         TRANS FINANCIAL BANCORP, INC.
                              500 EAST MAIN STREET
                         BOWLING GREEN, KENTUCKY  42101

                                                                  March 18, 1994



                                PROXY STATEMENT

                              GENERAL INFORMATION

                 This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Trans Financial Bancorp, Inc. (the "Corporation") of proxies for the Annual Meeting of Shareholders of the Corporation (the "Annual Meeting") to be held on April 25, 1994, at The Phoenix Theatre, 549 East Main Street, Bowling Green, Kentucky at 3:00 p.m. It is anticipated that this Proxy Statement will first be mailed to the shareholders on March 18, 1994.

                 Anyone executing and delivering a proxy has the power to revoke it at any time prior to the establishment of a quorum at the Annual Meeting. Such revocation must be in writing and delivered to the Secretary of the Corporation prior to the time the presence of a quorum has been determined and declared. Any valid and unrevoked proxy will be voted as specified in the proxy. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS, FOR THE PROPOSAL TO APPROVE THE TRANS FINANCIAL BANCORP, INC. 1994 STOCK OPTION PLAN AND FOR THE PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK, ALL IN ACCORDANCE WITH THE TERMS AND CONDITIONS SET FORTH IN THIS PROXY STATEMENT.

                 The solicitation of proxies will be made primarily by mail, and the Corporation will bear the cost thereof. Certain officers and directors of the Corporation and persons acting under their instructions, who will not be specifically compensated for such services, may also solicit proxies on behalf of management by means of telephone, personal interviews and mail. The cost of such additional solicitation, if any, will not be material. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in doing so. In addition, the Corporation has retained Georgeson & Co. Inc. to assist in the solicitation of proxies from the Corporation's shareholders. The fees to be paid to such firm for such services by the Corporation are not expected to exceed $10,000, plus reasonable out-of-pocket costs and expenses.

                 At the Annual Meeting, shareholders will elect seven directors to serve as Class III directors and one director to serve as a Class I director. In addition, as disclosed in the Notice of the Annual Meeting, proposals will be submitted to shareholders at the Annual Meeting (1) to approve a new stock option plan under which key employees of the Corporation and its subsidiaries may be granted options to purchase shares of the common stock of the Corporation; and (2) to approve an amendment to Article VI of the Corporation's articles of incorporation increasing the number of authorized shares of common stock of the Corporation. Only shareholders of record at the close of business on March 1, 1994 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting.


                               SHARES AND VOTING

                 On the Record Date, there were issued and outstanding 8,800,258 shares of common stock ("Common Stock"). Holders of Common Stock are entitled to one vote for each share held on the Record Date on all matters presented to the shareholders at the Annual Meeting except that, in the election of directors, cumulative voting rules will apply. Under cumulative voting, each shareholder is entitled to cast as many votes in the aggregate as shall equal the number of shares of Common Stock owned by him or her multiplied by the number of directors to be elected. Each shareholder, or his or her proxy, may cast all of his or her votes (as thus determined) for a single nominee for director or may distribute them among two or more nominees, in the shareholder's discretion. As to the authority of the persons named as proxies in the accompanying proxy card to cumulate votes, see the section entitled ELECTION OF DIRECTORS.

                 Shareholders are being asked to approve the Trans Financial Bancorp, Inc. 1994 Stock Option Plan so that executive officers and directors who receive shares or options pursuant to the plan will be eligible for the exemption provided by Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934. For purposes of Rule 16b-3, the Securities and Exchange Commission (the "SEC") has provided that an affirmative vote of a majority of all outstanding shares of the Corporation's Common Stock represented in person or by proxy and entitled to vote on the proposal is necessary for approval. Under the SEC's voting requirement, abstentions will have the effect of a "No" vote.

                 Under the Corporation's articles of incorporation and bylaws and the Kentucky Business Corporation Act, the proposal to amend Article VI of the articles of incorporation to increase the number of authorized shares of Common Stock will require an affirmative vote of a majority of the shares of Common Stock voted on the proposal. Abstentions are not counted in determining the number of votes cast and in effect represent no action taken on the matter by the abstaining shareholder, although they do reduce the number of votes required for the approval of the proposal.

                    VOTING SECURITIES AND OWNERSHIP THEREOF

                 As of the Record Date, to the knowledge of the Corporation, no person or entity beneficially owned more than five percent (5%) of the issued and outstanding shares of Common Stock, which is the only class of stock of the Corporation entitled to vote at the Annual Meeting, except as follows:

                                                                                               Percent
                                                                       Number                 of Class
 Title of Class                   Beneficial Owner                    of Shares              Outstanding
 --------------                   ----------------                    ---------              -----------
 Common Stock           Trans Financial Bank, N.A., as               828,662(1)                 9.4%
                        Trustee of the Trans Financial
                        Bancorp Savings Investment Plan and
                        as Trustee of the Trans Financial
                        Bancorp Employee Stock Ownership Plan
                          500 East Main Street
                          Bowling Green, Kentucky 42101

         (1) Includes 266,020 shares (or 3.0% of those outstanding) held as Trustee under the Trans Financial Bancorp Savings Investment Plan ("Savings Investment Plan") and 562,642 shares (or 6.4% of those outstanding) held as Trustee under the Trans Financial Bancorp Employee Stock Ownership Plan ("ESOP"). The Common Stock was acquired in open market transactions pursuant to the terms of the Savings Investment Plan and the ESOP. Shares of Common Stock allocated to the accounts of ESOP participants are voted by the participants, and the Bank disclaims beneficial ownership of these shares. As of the Record Date, shares aggregating 595,507 (or 6.8% of those outstanding) held in the Savings Investment Plan or held in the ESOP and not yet allocated to participants' accounts may be voted by the Trustee.

                 The following table sets forth information as of the Record Date relating to the ownership of Common Stock by each director and nominee, the Corporation's Chief Executive Officer, and each of the four other most highly compensated executive officers of the Corporation whose compensation exceeded $100,000 (determined as of the end of the last fiscal year) (hereafter referred to as a named executive officer), and by all directors, nominees for director and executive officers of Trans Financial as a group. Except where otherwise stated, sole voting and investment power are held by the beneficial owners named.

                                                                      Amount and
                                                                      Nature of                  Percent of
                                                                      Beneficial                     Class
   Title of Class                   Name                               Ownership                Outstanding
   --------------                   ----                              ----------               --------------
    Common Stock     Vince Berta                                      5,000                             .06%

    Common Stock     Barry D. Bray                                   48,975  (1)                        .55

    Common Stock     Murray J. Brown                                 17,532  (2)                        .19

    Common Stock     Mary D. Cohron                                  19,196                             .22

    Common Stock     Floyd H. Ellis                                  21,516                             .24

    Common Stock     Noel Ennis                                      15,648  (3)                        .18

    Common Stock     J. David Francis                                51,042  (4)                        .58

    Common Stock     Roy E. Gaddie                                   13,432  (5)                        .15

    Common Stock     John B. Gaines                                  55,112  (6)                        .62

    Common Stock     David B. Garvin                                313,076  (7)                       3.56

    Common Stock     Wayne Gaunce                                    34,336  (8)                        .39

    Common Stock     C.C. Howard Gray                                 4,063                             .04

    Common Stock     Charles A. Hardcastle                           44,443  (9)                        .50

    Common Stock     Carroll Knicely                                 26,493 (10)                        .30

    Common Stock     Douglas M. Lester                              124,245 (11)                       1.41

    Common Stock     C. Cecil Martin                                 42,210 (12)                        .48

    Common Stock     Frank Mastrapasqua                              70,000                             .79

    Common Stock     Harold T. Matthews                              31,865 (13)                        .36

    Common Stock     Joseph I. Medalie                               69,753 (14)                        .79

    Common Stock     Charles M. Stewart                              24,090 (15)                        .27

    Common Stock     William B. Van Meter                            39,206 (16)                        .44

    Common Stock     Thomas R. Wallingford                           43,248 (17)                        .49

    Common Stock     Roland D. Willock                               22,688                             .26

    Common Stock     Directors, nominees for director
                     and executive officers as a
                     group (27 persons)                           1,200,628 (18)                      13.55

_________________________

 (1) Includes 9,894 shares held by the Corporation's Savings Investment Plan, 6,152 shares held by the Corporation's ESOP, 2,133 shares owned by Mr. Bray's wife, and 14,070 shares issuable upon exercise of options granted under the Corporation's stock option plans.

 (2) Includes 5,398 shares held by TFB of TN's Employee Stock Ownership Plan. Mr. Brown resigned as President and Chief Executive Officer of TFB of TN on October 31, 1993.

 (3) Includes 667 shares issuable under an option granted under the Corporation's stock option plans.

 (4)     Includes 16,932 shares owned by Mr. Francis' wife.

 (5)     Includes 80 shares owned by Mr. Gaddie's wife.

 (6) Includes 15,533 shares owned by a partnership of which Mr. Gaines is a general partner, and 1,133 shares owned by the Mabel Sharp Gaines Trust, of which Mr. Gaines is the beneficiary.

 (7) Includes 733 shares owned by a partnership of which Mr. Garvin is a general partner, 101 shares owned by a partnership of which Mr. Garvin's wife is a general partner and 2,212 shares owned by Mr. Garvin's children.

 (8)     Includes 30,103 shares owned by Mr. Gaunce's wife.

 (9) Includes 7,079 shares owned by Mr. Hardcastle's wife and 23,152 shares owned by B.G. Chemicals, Inc., in which Mr. Hardcastle is a 30% owner.

(10)     Includes 6,261 shares owned by Mr. Knicely's wife.

(11) Includes 14,980 shares held by the Corporation's Savings Investment Plan, 10,136 shares held by the Corporation's ESOP, 18,070 shares issuable upon exercise of options granted under the Corporation's stock option plans, 45,326 shares owned by Mr. Lester's wife, and 101 shares owned by a partnership of which Mr. Lester's wife is a general partner. Under the terms of Mr. Lester's Employment Agreement, Mr. Lester has the option to purchase 4,000 shares exercisable in July 1994.

(12) Includes 23,787 shares owned by Mr. Martin's wife, 3,333 shares owned by Center of Insurance, Inc. of which Mr. Martin is a 50% owner, 4,666 shares owned by Prefinco, Inc., a corporation wholly-owned by Mr. Martin, and 733 shares owned by a partnership of which Mr. Martin is a general partner.

(13) Includes 8,523 shares held by the Corporation's ESOP, 7,850 shares held by the Corporation's Savings Investment Plan and 9,242 shares issuable upon exercise of options granted under the Corporation's stock option plans.

(14) Includes 13,950 shares owned by Mr. Medalie's wife, 101 shares owned by a partnership of which Mr. Medalie's wife is a general partner and 14 shares owned by a partnership of which Mr. Medalie is a general partner.

(15) Includes 6,082 shares owned by Mr. Stewart's wife and 101 shares owned by a partnership of which Mr. Stewart's wife is a general partner.

(16)     Includes 40 shares owned by Mr. Van Meter's child.

(17)     Includes 5,618 shares owned by Mr. Wallingford's wife.

(18) Includes 62,162 shares issuable upon exercise of options granted under the Corporation's stock option plans.

                 Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's executive officers and directors and persons who own more than ten percent (10%) of the Corporation's Common Stock to file reports of ownership and changes in ownership with the SEC. Based solely on its review of the forms filed with the SEC, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Corporation believes that all filing requirements applicable to its officers, directors and greater than ten percent (10%) beneficial owners were complied with except that Mr. Ennis did not timely report six transactions, each of Messrs. Hardcastle, Lester, Martin and Stewart did not timely report one transaction, Mr. Garvin did not timely file two reports covering three transactions, and each of Messrs. Mastrapasqua and Medalie did not timely file one report covering one transaction. All of the above-referenced transactions have been reported on subsequently filed Forms 4. The Forms 3 of Messrs. Gaunce, Gray, Knicely and Mastrapasqua were filed late.


                                   PROPOSAL I

                             ELECTION OF DIRECTORS

                 The articles of incorporation and bylaws of the Corporation provide that the Board of Directors shall be composed of not less than nine nor more than twenty members with the exact number to be determined each year by resolution of a majority of the full Board of Directors. The Board of Directors has fixed the number of directors for the ensuing year at twenty.
Article VIII of the Corporation's articles of incorporation provides for the division of the Board into three classes as permitted by the laws of Kentucky. Election of directors to each of the three classes is staggered in order that one class of directors will be elected at each annual meeting. Seven Class III directors and one Class I director will be elected at the upcoming Annual Meeting.

                 In connection with its acquisition of Kentucky Community Bancorp, Inc. on February 15, 1994, Thomas R. Wallingford was elected by the Board of Directors to fill a Class I vacancy on the Board of Directors, and the Corporation agreed to cause Mr. Wallingford to be nominated for election as a director of the Corporation at the upcoming Annual Meeting. On May 17, 1993, C.C. Howard Gray was elected by the Board of Directors to fill the Class III vacancy created as a result of the death of Everett J. Moore. Pursuant to the Kentucky Business Corporation Act, Mr. Wallingford's and Mr. Gray's terms will expire on the date of the Annual Meeting. Mr. Wallingford has been nominated for election as a Class I director, and Mr. Gray has been nominated for election as a Class III director.

                 Class I directors will be elected at the 1995 Annual Meeting of Shareholders, and Class II directors will be elected at the 1996 Annual Meeting of Shareholders.

                 The following table contains information concerning all of the current directors and nominees for director of the Corporation, including the positions held with Trans Financial Bank, National Association located in Bowling Green, Kentucky ("TFBNA"), Trans Financial Bank, Federal Savings Bank located in Russellville, Kentucky ("TFB, FSB"), Trans Financial Bank of Tennessee, FSB located in Tullahoma, Tennessee ("TFB of TN"), Trans Financial Bank located in Pikeville, Kentucky ("TFB Pikeville"), State National Bank located in Maysville, Kentucky ("SNB"), Peoples First Bank of Morehead located in Morehead, Kentucky ("PFB"), and Farmers Liberty Bank located in Augusta, Kentucky ("FLB") (collectively, the "Banks"), and identifies those individuals who will be nominated for election at the Annual Meeting. The Class III directors will be elected to serve for a term of three years and until their successors have been elected and qualified. The Class I director will be elected to serve for a term of one year and until his successor has been elected and qualified.

                                                                   Principal Occupation,
                                              Position and         Business Experience            Director of
                                              Office Held          During Past Five Years         Corporation
 Name                  Position and Office    with                          and                    or Banks
 and Age               Held with Banks        Corporation          Other Directorships Held          Since
 -------               ---------------        -----------          ------------------------       -----------

 CLASS III DIRECTORS NOMINATED FOR ELECTION AT THE ANNUAL MEETING:

 J. David Francis,     Director of TFBNA      Director, Class      Retired; Former Judge,            1964
 age 74                                       III                  Circuit Court

 Roy E. Gaddie,        Director of TFBNA      Director, Class      Retired; Business                 1961
 age 87                                       III                  Consultant

 C.C. Howard Gray,     Director of TFBNA      Director, Class      President, James N. Gray          1977
 age 44                                       III                  Construction Co., Inc.

                                                                   Principal Occupation,
                                              Position and         Business Experience            Director of
                                              Office Held          During Past Five Years          Corporaton
 Name                  Position and Office    with                          and                    or Banks
 and Age               Held with Banks        Corporation          Other Directorships Held          Since
 -------               ---------------        -----------          ------------------------       -----------
 Carroll Knicely,      Director of TFBNA      Director, Class      President, Associated             1977
 age 65                                       III                  Publications, Inc.; Real
                                                                   estate developer

 C. Cecil Martin,      Director of TFBNA      Director, Class      President, Center of              1990
 age 38                                       III                  Insurance, Inc.

 Frank                 Director of TFB of     Director, Class      President, Mastrapasqua &         1991
 Mastrapasqua,         TN                     III                  Associates; Formerly,
 age 52                                                            Partner and Director of
                                                                   Research, J.C. Bradford &
                                                                   Co.

 Joseph I. Medalie,    Director of TFBNA      Director, Class      Retired; Former Vice-             1972
 age 71                                       III                  Chairman of the Board,
                                                                   Fruit-of-the-Loom, Inc.

 CLASS I DIRECTOR NOMINATED FOR ELECTION AT ANNUAL MEETING:

 Thomas R.             Director of TFBNA,     Director, Class I    Retired; Former Chairman of       1994
 Wallingford,          SNB, PFB and FLB                            the Board and President,
 age 66                                                            Kentucky Community Bancorp,
                                                                   Inc.; Former President, SNB

 DIRECTORS WHOSE TERMS OF OFFICE EXTEND BEYOND THE ANNUAL MEETING:

 Mary D. Cohron,       Director of TFBNA      Director, Class I    Owner, Greencastle Farms,         1979
 age 46                                                            Inc.

 Floyd H. Ellis,       Director of TFBNA      Director, Class I    President, Warren Rural           1977
 age 67                                                            Electric Co-op Corporation;
                                                                   Farmer

 David B. Garvin,      Director of TFBNA      Director, Class I    Chairman of the Board,            1989
 age 51                                                            Camping World, Inc.

 Douglas M. Lester,    Chairman, Chief        Director, Class I;   Chairman of the Board,            1984
 age 51                Executive Officer      Chairman of the      President and Chief
                       and Director of        Board, President     Executive Officer of the
                       TFBNA; Director of     and Chief            Corporation; Chairman of
                       TFB Pikeville          Executive Officer    the Board and Chief
                                                                   Executive Officer of TFBNA

                                                                   Principal Occupation,
                                              Position and         Business Experience           Director of
                                              Office Held          During Past Five Years        Corporation
 Name                  Position and Office    with                          and                    or Banks
 and Age               Held with Banks        Corporation          Other Directorships Held         Since
 -------               ---------------        -----------          ------------------------       -----------
 Roland D. Willock     Director of TFBNA      Director, Class I    Retired; Former Secretary,        1982
 age 57                                                            Corporation; Former
                                                                   Executive Vice President
                                                                   and Secretary, TFBNA

 Barry D. Bray,        Director, and          Director, Class      Executive Vice President          1991
 age 47                President of           II; Executive        and Chief Credit Officer,
                       TFBNA; Director        Vice President       Corporation; Former Executive
                       of TFB of              and Chief Credit     Vice President and Chief
                       TN and TFB, FSB        Officer              Credit Officer, TFBNA;
                                                                   President of TFBNA since 1991

 Noel Ennis,           Director of TFBNA      Director, Class      Retired; Farmer; Former           1986
 age 67                                       II                   President, Ennis Concrete
                                                                   Company

 John B. Gaines,       Director of TFBNA      Director, Class      President, News Publishing        1964
 age 79                                       II                   Company, Master Printers,
                                                                   Inc. and Daily News
                                                                   Broadcasting

 Wayne Gaunce,         Director of TFBNA      Director, Class      President, Gaunce                 1977
 age 61                                       II                   Management, Inc.

 Charles A.            Director of TFBNA      Director, Class      President, B.G. Chemicals,        1982
 Hardcastle,                                  II                   Inc., B.G. Paper Company,
 age 61                                                            B.G. Fire & Safety,
                                                                   Consolidated Sanitary
                                                                   Supply and Contract Staff
                                                                   Services; Owner, Hardcastle
                                                                   Company, Southland
                                                                   Manufacturing, B.G. Cash &
                                                                   Carry, Ashley Center, Inc.
                                                                   and Ky. Wood Products

 Charles M.            Director of TFBNA      Director, Class      Retired; Business                 1961
 Stewart, age 85                              II                   Consultant, Director, B.G.
                                                                   Medical Center

 William B. Van        Director of TFBNA      Director, Class      Chairman, Van Meter               1982
 Meter,                                       II                   Insurance Agency, Inc.;
 Age 47                                                            Owner, Van Meter
                                                                   Investments

                 If any person or persons other than the nominees named above are nominated as directors, then the proxies named in the enclosed proxy card, or their substitutes, or a majority of them, shall have the right in their discretion to vote cumulatively for some number less than all the nominees named above or for such of the other nominees as they may choose. If any of the nominees named above becomes unwilling or unable to accept nomination or election, then the proxies shall have the right to vote for any substitute nominee in place of the nominee who has become unwilling or unable to accept nomination or election.

                 There are no family relationships between any director or executive officer of the Corporation or any nominee. Except as otherwise described herein, there are no arrangements or understandings regarding the election of any of the foregoing nominees as directors. All nominations for membership on the Board of Directors originated with the Board of Directors.


COMMITTEES OF THE BOARD

                 The Corporation has an Audit Committee consisting of directors Ennis, Gray, Van Meter and Willock. It is the responsibility of the Audit Committee annually to cause audits to be made by auditors responsible only to the Board of Directors; to review the audits and operational procedures of the Corporation and the Banks; to ascertain whether the Banks are being operated in compliance with the requirements of the various regulatory authorities having jurisdiction over the Banks' operations; to review reports of examinations made by federal and state bank examiners and ascertain that any and all operational deficiencies set forth in said reports are satisfactorily corrected; to review the annual reports submitted by the internal auditors and ascertain that the internal auditors are carrying out internal audit programs that are adequate to verify that the policies and procedures formulated for the operation of the Corporation and the Banks are being followed and that a sufficient system of internal control is being maintained; and to report its findings to the Board of Directors. The Audit Committee met three times in 1993.

                 The Corporation has an Executive Committee consisting of directors Cohron, Ellis, Garvin, Hardcastle, Lester and Medalie. It is the responsibility of the Executive Committee to study, advise, make recommendations to, and act on behalf of the Board of Directors on matters relating to the overall management of the Corporation and the Banks; to review policies and practices relating to Board functions and banking practices and make recommendations to the Board of Directors as appropriate; and to study, advise and make recommendations to the Board of Directors concerning any acquisitions and mergers contemplated by the Corporation. The Executive Committee met nine times in 1993.

                 In July 1993, the Corporation established a Compensation Committee consisting of directors Cohron, Ellis, Garvin, Hardcastle and Medalie. It is the responsibility of the Compensation Committee to review and approve all issues pertaining to executive compensation for submission to the full Board of Directors of the Corporation. The Compensation Committee met one time during 1993.

                 The Corporation has no Nominating Committee. All nominations for membership on the Board of Directors originate with the Board of Directors.

                 During 1993, there were fifteen meetings of the Corporation's Board of Directors. Each of the directors attended at least seventy-five percent (75%) of the aggregate of /1/ the total number of meetings of the Board of Directors, and /2/ the total number of meetings held by all committees of the Board on which such director served, with the exception of Mr. Garvin.


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

                 The following table provides certain summary information concerning compensation paid or accrued by the Corporation and its subsidiaries, to or on behalf of the named executive officers for the fiscal years ended December 31, 1991, 1992 and 1993:

                           SUMMARY COMPENSATION TABLE


                                                                                 Stock           All Other
    Name and Principal Position       Year       Salary          Bonus          Options        Compensation
    ---------------------------       ----       ------          -----          -------        ------------
Douglas M. Lester, President,         1993     $ 236,000(1)      $       0       10,250         $10,035(2)
Chairman and Chief Executive          1992     $ 175,000         $  87,500        4,000         $25,790(2)
Officer                               1991     $ 156,000         $  78,000       18,108         $25,837(2)

Barry D. Bray, Executive Vice         1993     $ 164,000(1)      $       0        6,250         $ 6,940(2)
President and Chief Credit Officer    1992     $ 120,000         $  60,000            0         $18,585(2)
                                      1991     $ 101,000         $  50,500       15,107         $14,826(2)



Harold T. Matthews, President of      1993     $ 126,000(1)      $       0        3,500         $ 7,200(2)
Glasgow Division of TFBNA             1992     $ 108,000         $  54,000            0         $17,365(2)
                                      1991     $ 100,000         $  50,500        8,886         $14,593(2)


Vince Berta, Executive Vice           1993     $  88,940         $  20,000(3)         0               0
President, Chief Financial Officer    1992            --                --                           --
and Treasurer (4)                     1991            --                --                           --

Murray J. Brown, Former President     1993     $ 105,000(1)      $       0        4,000         $30,725(5)
and Chief Executive Officer of TFB    1992     $  96,795         $       0            0         $58,000(6)
of TN (7)                             1991            --                --           --              --



__________________


(1) In 1993, the Corporation ceased payment of directors' fees to employees for attendance at directors' or committee meetings of the Corporation and the Banks for which they served as director. The salaries of each of the named executive officers were increased by the annual aggregate amount of such fees in the following amounts: Mr. Lester - $39,000; Mr. Bray - $24,000; Mr. Matthews - $18,000; Mr. Brown - $8,205. Directors' fees paid in 1991 and 1992 were not included in the salaries of the named executive officers in the table.
(2) Consists of the Corporation's annual contribution to the Corporation's Employee Stock Ownership Plans as of December 31, 1993 and the Corporation's annual and matching contributions to the Corporation's Savings Investment Plan as of June 30, 1993.
(3)  Consists of signing bonus paid in connection with Mr. Berta's employment.
(4)  Mr. Berta joined the Corporation in April 1993.
(5) Consists of the Corporation's annual and matching contributions to the Corporation's Savings Investment Plan as of June 30, 1993 in the aggregate amount of $5,985, and severance payments plus 92 hours of accrued vacation time aggregating $24,740 paid to Mr. Brown following his resignation as President and Chief Executive Officer of TFB of TN on October 31, 1993.
(6) Consists of TFB of TN's contribution to the TFB of TN Employee Stock Ownership Plan for the year ended December 31, 1992.
(7)  Mr. Brown joined TFB of TN in March 1992.

STOCK OPTIONS

         The following table contains information concerning the grant of stock options to the named executive officers during the fiscal year ending December 31, 1993 (the Corporation has no outstanding stock appreciation rights ("SARs"):


                       OPTION/SAR GRANTS IN LAST FISCAL YEAR



                                                                                       Potential Realizable
                                                                                        Value at Assumed
                           Number of       Percent of                                     Annual Rates of
                          Securities   Total Options/SARs   Exercise                        Stock Price
                           Underlying      Granted to       or Base                      Appreciation  for
                         Options/SARs      Employees          Price        Expiration       Option Term
       Name                 Granted      in Fiscal Year     per Share         Date         5%        10%
       ----                 -------       -----------       ---------         ----       -----     ------
 Douglas M. Lester          4,000(1)           5.0%          $ 5.625        7/31/1993        --          --
                            6,250              7.8           $16.00         1/25/2003   $62,889    $159,374

 Barry D. Bray              6,250              7.8           $16.00         1/25/2003    62,889     159,374

 Harold T. Matthews         3,500              4.4           $16.00         1/25/2003    35,218      89,250

 Vince Berta                   0

 Murray J. Brown            4,000              5.0           $16.00         10/31/93(2)


_______________
(1) Under the terms of Mr. Lester's Employment Agreement, Mr. Lester is granted on January 1 of each year during the term of the Agreement, subject to certain limitations, a nontransferable right to purchase annually 4,000 shares of Common Stock at $5.625 per share exercisable only during the month of July, and only so long as Mr. Lester is then employed by the Corporation or TFBNA. Mr. Lester's right to purchase stock annually is not cumulative. However, if the Corporation were to liquidate, dissolve, or merge or combine into another corporation, Mr. Lester's right to purchase Common Stock during the unexpired term of the Employment Agreement would be immediately accelerated so that he may exercise his option to purchase that total number of shares, as to which he has not previously forfeited options, for which he would otherwise have had options had he remained employed throughout the then current term of the Employment Agreement. The rights to purchase stock granted Mr. Lester are nontransferable and the death of Mr. Lester or the termination of Mr. Lester's employment under the Employment Agreement, whether voluntary or involuntary and whether with or without cause, will terminate all rights and options not previously exercised by Mr. Lester. In no event shall Mr. Lester have the right to purchase shares as would cause, immediately after the exercise, the total number of shares owned by Mr. Lester, or subject to options exercisable by Mr. Lester, to exceed 5% of the total combined voting power of all classes of the Corporation's Common Stock. In July 1993, Mr. Lester exercised his right to purchase stock. See "Aggregate Option
    Exercises in Last Fiscal Year and Year-End Option Values."

(2) The options granted to Mr. Brown in 1993 expired following his resignation as President and Chief Executive Officer of TFB of TN on October 31, 1993.

OPTION EXERCISES AND HOLDINGS

        The following table provides information with respect to the named executive officers (except for Messrs. Berta and Brown who did not exercise any options in 1993 and did not hold any unexercised options at fiscal year end) concerning the exercise of options during 1993 and unexercised options held as of December 31, 1993. The Corporation has no outstanding SARs.

       AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                       Number of
                                                                   Securities Underlying   Value of Unexer-
                                                                    Unexercised Options   cised In-the-Money
                                                                          /SARs               Options at
                                                                    at Fiscal Year End     Fiscal Year End(2)
                               Shares                                  -------------         ------------
                              Acquired                                 Exercisable/         Exercisable/
          Name               on Exercise       Value Realized(1)       Unexercisable         Unexercisable
          ----               -----------       -----------------       -------------         -------------
 Douglas M. Lester               4,000              $50,500          13,889/18,133       $229,169/$299,195


 Barry D. Bray                                                       12,556/18,132       $207,174/$299,178

 Harold T. Matthews                                                   6,851/10,334       $113,042/$170,511
- -------------------

(1) Market price at time of exercise less exercise price.
(2) Market value of underlying securities at December 31, 1993 minus the exercise price at December 31, 1993.


EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
ARRANGEMENTS

         Mr. Lester has an Employment Agreement with the Corporation and TFBNA pursuant to which Mr. Lester is employed as the Chairman of the Board and Chief Executive Officer of the Corporation and TFBNA and as President of the Corporation. Mr. Lester's Employment Agreement has an initial three-year term, renewable annually such that the outstanding term continues to be three years. If the Employment Agreement is not renewed by the Corporation or TFBNA, or if the Corporation or TFBNA terminates the Employment Agreement without cause, as defined therein, then 30 days after Mr. Lester is so notified his employment will terminate, Mr. Lester will be entitled to receive, as severance pay, his base salary for the unexpired term of the Employment Agreement. Mr. Lester may terminate his employment and the Employment Agreement at any time upon 60 days written notice to the Corporation, in which event all rights to compensation and fringe benefits will terminate. Mr. Lester's base salary under the Employment Agreement is established by the Board of Directors of the Corporation at the commencement of each year and for the fiscal year ending December 31, 1993 was $236,000. Under the terms of Mr. Lester's Employment Agreement, Mr. Lester is entitled, subject to certain limitations, to a nontransferable right to purchase annually 4,000 shares of Common Stock at $5.625 per share. See footnote 1 to the table "Option Grants in 1993".

                 Mr. Matthews is employed as the President of the Glasgow division of TFBNA pursuant to the employment agreement he entered into with TFBNA effective January 1, 1991. Mr. Matthews' employment agreement had an initial three year term and is renewable automatically for additional one year terms. It provides for a base salary of $100,000, subject to increase by TFBNA's Board of Directors, and may be terminated by TFBNA at any time without cause upon 90 days notice. Upon such termination, Mr. Matthews will receive, as severance pay, his compensation and other fringe benefits during the twelve months following the date notice of termination is given, and all rights to compensation and fringe benefits which accrue during such twelve month period.

                 Upon a Change in Control of the Corporation, as hereafter defined, the exercise dates of all outstanding options under the Corporation's stock option plans will accelerate so that each option outstanding may be exercised on or after the date of the Change in Control. In addition, the shares subject to the Corporation's stock option plans will be automatically converted into and replaced by shares of common stock or other equity securities having rights and preferences no less favorable than common stock of the successor and the number of shares subject to the options and the purchase price per share upon exercise of the options will be correspondingly adjusted so that there will be no change in the aggregate purchase price payable upon exercise of any such option. Change in Control of the Corporation, for purposes of the Corporation's stock option plans, means /a/ any share exchange or merger or consolidation of the Corporation or a significant subsidiary of the Corporation if either /i/ the Corporation will not be the surviving or acquiring corporation or will not own 100% of the outstanding capital stock of the surviving or acquiring corporation following the consummation of the transactions contemplated by the plan or agreement of exchange, merger or consolidation, or /ii/ there will be a substantial change in the proportionate ownership of outstanding shares of voting stock of the Corporation as a result of the transactions contemplated by such plan or agreement of exchange, merger or consolidation; /b/ any sale, lease, exchange, transfer or other disposition of all or any substantial part of the assets of the Corporation or a subsidiary of the Corporation followed by a liquidation of the Corporation; /c/ the commencement of any tender offer, exchange offer or other purchase offer for, and/or any agreement to purchase, as much as

(or more than) 25% of the outstanding Common Stock of the Corporation or a subsidiary of the Corporation; or /d/ the Board or the shareholders of the Corporation approve, adopt, agree to recommend, or accept any agreement, contract, offer or other arrangement providing for, or any series of transactions resulting in, any of the transactions described above.

         Twenty-five officers of the Corporation and its subsidiaries have nonqualified deferred compensation agreements, whereby the officers will receive deferred compensation upon retirement at age 65, death prior to age 65 or termination for any reason following a Change of Control of the Corporation. All benefits under each agreement are forfeited if the employee commits suicide, the employee's employment is terminated for any reason other than death or Change of Control of the Corporation or the employee competes with the Corporation in violation of the noncompete provisions contained in the agreements.


REPORT OF BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

         This report reflects the Corporation's compensation policies with respect to its executive officers as endorsed by the Board of Directors and resulting actions taken by the Corporation for the reporting periods shown in the various compensation tables supporting this report. With respect to 1993, decisions on compensation of the Corporation's executives were made by the Board of Directors, except for decisions about awards under certain of the Corporation's stock option plans, which must be made solely by the Stock Option Committee of the Board, consisting of directors Corhon, Ellis, Garvin, Hardcastle and Medalie, in order for the grants or awards under such plans to satisfy Securities Exchange Act Rule 16b-3. With regard to compensation actions affecting Messrs. Lester and Bray, all of the non-employee members of the Board of Directors acted as the approving body.

         Essentially, the Corporation, through its executive compensation policies, seeks to provide compensation that will enable the Corporation to compete for and retain talented executives who are critical to the Corporation's long-term success, support a pay for performance policy, motivate key senior officers to achieve strategic business initiatives and reward them for their achievements, and align the interests of executives with the long-term interests of stockholders through opportunities that can result in ownership of Common Stock.

         At present, the executive compensation program of the Corporation is comprised of salary, annual cash incentive opportunities, long term incentive opportunities in the form of stock options and certain broad based employee benefit plans in which the executive officers participate, primarily the Corporation's Savings Investment Plan and Employee Stock Ownership Plan. In July

1993, the Board of Directors established a compensation committee comprised of directors Cohron, Ellis, Garvin, Hardcastle and Medalie. In February 1994, the Corporation received the results of a compensation study performed by an independent compensation consulting firm commissioned by the Compensation Committee. The Board of Directors is currently reviewing the results of that study. It is expected that, in the future, the executive compensation policies of the Corporation and compensation decisions with respect to the Corporation's executive officers will be determined by the Corporation's compensation committee and will reflect, in part, the results of the compensation study.

        With respect to 1993 compensation, the Chief Executive Officer advised the Board of Directors as to the proposed salary for each of the Corporation's executive officers. The proposed salaries were established by the Chief Executive Officer based solely on subjective considerations of individual performance and responsibility and, to a certain extent, the profitability of the Corporation; no specific criteria were considered. For 1993, the proposed salaries also included an amount equal to the directors' fees that the executive officers would have otherwise received as a member of the Board of Directors of the Corporation and its subsidiaries. After review and consultation with the Chief Executive Officer, the Board of Directors approved the salaries proposed by the Chief Executive Officer.

         The Chief Executive Officer's salary was based principally on his rights under his Employment Agreement with the Corporation dated January 1, 1991, described elsewhere in the Proxy Statement. Under the Employment Agreement, the Board established Mr. Lester's minimum annual base salary for 1992 at $175,000. This amount was increased to $236,000 by the Board in 1993, an increase of $61,000. Approximately $39,000 of the increase resulted from the inclusion of directors fees which would have otherwise been received by Mr. Lester from the Corporation and the Corporation's subsidiaries. The remainder of the increase, $22,000, reflected the Board's subjective determination of Mr. Lester's relative value to the Corporation, including the profitability of the Corporation during 1992. No specific criteria were considered.

        The Corporation's performance for purposes of cash incentive opportunities is measured under the Corporation's Performance Incentive Plan against goals established prior to the start of the fiscal year by the Board of Directors. The goals consisted of achievement of certain levels of return on equity and return on assets and acquisitions of financial institutions completed. The return on assets and return on equity bonuses allocate a percentage of salary for each percentage increase in the calculated return on assets and return on equity above an established minimum. The return on assets and return on equity goals established under the plan were not met in 1993 and, therefore,

Management and the Board of Directors determined that no bonuses should be paid to the Corporation's executive officers, including the Chief Executive Officer, for 1993.

        Stock option grants provide the right to purchase shares of common stock at the fair market value (the average of the bid and asked price) on the date of grant. Options are not exercisable during the first two years after the date of grant of the option. The option grants cover shares of Common Stock authorized under stockholder approved plans. The number of shares covered by each grant reflects the Stock Option Committee's assessment of the individual's relative value to the Corporation and its success and is purely a subjective determination by the Committee (with input from the Chief Executive Officer with respect to all awards other than those to the Chief Executive Officer) with no specific criteria considered. The Board of Directors believes that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and shareholder's interests in the enhancement of shareholder value.

        Under Mr. Lester's Employment Agreement, on January 1, 1993, Mr. Lester was granted an option to acquire 4,000 shares of the Corporation's common stock exercisable in July 1993. Mr. Lester exercised the option which had an exercise price equal to approximately 69% of the market price of the Corporation's stock on January 1, 1991, the date the Employment Agreement was executed, and an exercise price equal to approximately 31% of the market price of the Corporation's stock on the date of exercise. Thus, the amount realized by Mr. Lester upon exercise of the option resulted in part from appreciation in the Corporation's stock price during Mr. Lester's tenure with the Corporation. The Board of Directors believes that the grant, as well as grants made to Mr. Lester under the Corporation's incentive stock option plans, further encourages long-term performance, promotes management retention and align shareholders' and managements' interest in the performance of the Corporation's common stock.

        The Chief Executive Officer and the named executive officers particpate in awards under the Corporation's Employee Stock Ownership Plan and Savings Investment Plan on the same basis as other employees of the Corporation and its subsidiaries as determined under the respective plan. The Corporation's contributions to these Plans are invested in the Corporation's Common Stock.

Submitted by the Corporation's 1993 Board of Directors

         Barry D. Bray                     Charles A. Hardcastle
         Mary D. Cohron                    Carroll Knicely
         Floyd H. Ellis                    Douglas M. Lester
         Noel Ennis                        C. Cecil Martin
         J. David Francis                  Frank Mastrapasqua
         Roy E. Gaddie                     Joseph I. Medalie
         John B. Gaines                    Charles M. Stewart
         David B. Garvin                   William B. Van Meter
         O. Wayne Gaunce                   Roland D. Willock
         C.C. Howard Gray


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

                 Mr. Hardcastle, a director of TFBNA and the Corporation and a member of the Compensation Committee, is the owner of 38% of the stock of Ashley Center, Inc., which leases a branch office to TFBNA. The aggregate amount of payments made under the lease in 1993 was $17,110, and the aggregate amount of payments due under the lease for the current term, which expires in April 1997, is $52,756. The Corporation believes that the terms and conditions of its relationship with Ashley Center, Inc. are as favorable as those which could have been obtained from a third party.

                The spouse of Mr. Martin, a director of TFBNA and the Corporation, is the owner of approximately 15% of the Plaza Shopping Center of Elizabethtown, Inc., which leases a building to TFBNA for use as an operations facility. The aggregate amount of payments made under the lease in 1993 was $98,088, and the aggregate amount of payments due under the lease for the current term, which expires May 31, 2008, is $2,565,876 (subject to adjustment for increases in operating costs). The Corporation believes that the terms and conditions of its relationship with Plaza Shopping Center of Elizabethtown, Inc. are as favorable as those which could have been obtained from a third party.

                 Mr. Martin is the part owner of an insurance agency, Center of Insurance, Inc., through which the Corporation and its subsidiaries purchased insurance in 1993. Total insurance premiums paid to Mr. Martin's insurance agency during 1993 were approximately $652,383.

                 Mr. Mastrapasqua, a director of TFB of TN and the Corporation, is a 66 2/3% owner of Mastrapasqua & Associates, Inc., an investment advisory and research company which has entered into an agreement with the Corporation and TFBNA to provide investment advisory services to the Corporation and to the Trust Department of TFBNA. The aggregate amount of fees paid to Mastrapasqua & Associates, Inc. during 1993 was $207,524. In addition,

Mastrapasqua & Associates, Inc. subleases from TF Real Estate Company, a subsidiary of the Corporation, certain furniture and office space in the Palmer Plaza office building in Nashville, Tennessee and pays as rental one-half of the rent payable by TF Real Estate Company. The aggregate amount of payments made by Mastrapasqua & Associates, Inc. under this sublease in 1993 was $25,438, and the aggregate amount of payments due from Mastrapasqua & Associates, Inc. under this sublease for the current term, which expires February 28, 1997, is $202,981. The Corporation believes that the terms and conditions of its relationship with Mastraspasqua & Associates, Inc. are as favorable as those which could have been obtained from a third party.

                 Mr. Van Meter, a director of TFBNA and the Corporation, received in 1993 and January of 1994 payments in the aggregate amount of $187,305 for use of an airplane by the Corporation. On January 2, 1994, the Corporation purchased the airplane from Mr. Van Meter for $430,000. In order to determine the fair price of the airplane, the Corporation solicited bids for the purchase of an identical or similar aircraft with comparable air miles flown. The purchase price paid by the Corporation was in the middle range of the ten bids received.

PERFORMANCE GRAPH

                 Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareowner return on the Corporation's Common Stock against the cumulative total return of the NASDAQ Stock Index and a peer group index for the period of five fiscal years commencing January 1, 1989 and ending December 31, 1993. The peer group used in the peer group index, the Media General Industry Group 045-East South Central Banks, consists of AmSouth Bancorporation, BancFirst Corporation, Banco Central Hispano, Bancorp South, Cardinal Bancshares, CBT Corporation, Colonial BancGroup, Community Bancshares, Compass Bancshares, Deposit Guaranty Corporation, Farmers Capital Bank Corporation, First Alabama Bancshares, Inc., First American Corporation, First City Bancorp, Inc., First Federal Financial, First Tennessee National Corporation, Grenada Sunburst System Corporation, Hancock Holding Company, Kentucky Enterprise Bancorp, Leader Financial Corporation, Liberty National Bancorp, Inc., Mid America Bancorp, National Commerce Bancorporation, Peoples First Corporation, Peoples Holding Company, Pikeville National, S.Y. Bancorp Inc., South Alabama Bancorp, SouthTrust Corporation, Tennessee Bancorp Inc., Trans Financial Bancorp, Inc., Trustmark Corporation and Union Planters Corporation.

                 The performance graph assumes that (i) $100 was invested on January 1, 1989, and (ii) dividends were reinvested during each fiscal year presented.

                               PERFORMANCE GRAPH


                                                                  MG Industry
                                                                  Group 045-
      Measurement Period         Trans Finan-    NASDAQ Market    East South
    (Fiscal Year Covered)        cial Bancorp        Index       Central Banks
1988                                  $ 100.00        $ 100.00        $ 100.00
1989                                    102.03          112.89          104.81
1990                                     93.25           91.57           92.42
1991                                    142.37          117.56          151.19
1992                                    186.75          118.71          156.82
1993                                    208.68          142.40          165.75



DIRECTOR COMPENSATION

                 Non-employee directors of the Corporation receive an annual fee of $2,400, plus a fee of $250 for each regular Board of Directors meeting attended, $350 for each special Board of Directors meeting attended, and $150 for each Audit or Executive Committee meeting attended. Only one fee is paid for joint committee meetings. Salaried employees of the Corporation or the Banks who also serve as directors receive no additional compensation for their services as directors.


TRANSACTIONS WITH MANAGEMENT AND OTHERS

                 The Corporation and the Banks have had and expect to have in the future business and banking transactions in the ordinary course of business with certain of their directors and executive officers and their associates, as well as with corporations with which they are connected as directors, officers or shareholders. The banking transactions which have occurred were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of management of the Corporation and the Banks, such transactions do not involve more than the normal risk of collectability or present other unfavorable features. The business transactions between the Corporation and the Banks and certain of their directors and officers and their associates do not result in material income or expense to either the Corporation, the Banks or the participating directors, officers or their associates.


                 Walter Winn Davis, a Glasgow attorney, is a member of the Advisory Board of Directors of TFBNA and is the brother of Board member, Mary
D. Cohron. In 1993, Mr. Davis received payment by TFBNA of approximately $18,000 for legal fees and retainers, in addition to regular directors' fees.

                 Other transactions between the Corporation or the Banks and management are described under Compensation Committee Interlocks and Insider Participation.

                                  PROPOSAL II

                   APPROVAL OF TRANS FINANCIAL BANCORP, INC.
                             1994 STOCK OPTION PLAN


                 The Board of Directors of the Corporation adopted, subject to the approval of its shareholders, the Trans Financial Bancorp, Inc. 1994 Stock Option Plan (the "1994 Plan"), effective January 1, 1994. Like the Corporation's 1992 Stock Option Plan and 1990 Stock Option Plan, the purpose of the 1994 Plan is to strengthen the Corporation by providing an additional means of retaining and attracting competent management personnel by enabling key employees to share in the Corporation's growth and prosperity and to promote a continuing interest in the successful operation of the business. The Board of Directors adopted the 1994 Plan to provide additional shares of the Corporation's Common Stock which may be optioned to key employees to enable them to obtain a proprietary interest in the stock of the Corporation. A copy of the 1994 Plan is attached to this Proxy Statement as Annex A.

                 At the Annual Meeting, the shareholders of the Corporation will be asked to approve the 1994 Plan. Approval of the 1994 Plan by the Corporation's shareholders is required if executive officers and directors who receive options are to be eligible for the exemption provided by Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934. Approval of the shareholders is also required to qualify options granted under the 1994 Plan for favorable tax treatment as incentive stock options under
Section 422 of the Internal Revenue Code (the "Code"). Unless otherwise instructed, it is the intention of the persons named in the accompanying form of proxy to vote shares represented by properly executed proxies in favor of the 1994 Plan.

SUMMARY OF THE 1994 PLAN

                 The 1994 Plan will be administered, interpreted and applied by a committee ("Committee") consisting of not less than three directors, none of whom will have, at any time for one year prior to appointment to the Committee, been eligible to receive stock or options under any plan of the Corporation or its subsidiaries. The Committee is empowered to select key employees of the Corporation and its subsidiaries (including executive officers and directors who are salaried employees) to whom options will be granted under the 1994 Plan, to determine the number of shares subject to each option, to fix the period or periods during which an option may be exercised and to fix the prices at which shares subject to options may be purchased. The Committee may act by majority at a meeting at which a majority of the members of the Committee is present, or by a writing signed by all of the members of the Committee. A total of 500,000 shares of Common Stock may be issued under the 1994 Plan. The number, price and kind of shares subject to the 1994 Plan may be subject to adjustments in the event of any reorganization, recapitalization, stock split, stock dividend, combination of shares, merger or consolidation, or any other change (after the effective date of the 1994 Plan) in the nature or number of shares of Common Stock of the Corporation in order to avoid the dilution of shares subject to outstanding options and to continue in force outstanding options by substituting thereunder the option shares of a successor corporation which may subsequently acquire the Corporation.

                 It is intended that each option granted under the terms of the 1994 Plan will constitute an "Incentive Stock Option" as contemplated and defined in Section 422 of the Code. The issuance of options under the Plan will not have any immediate federal income tax consequences to the Corporation or the optionee. Each option will be evidenced by a written agreement between the Corporation and the optionees.

                 While the Committee is empowered to establish the price at which shares may be purchased, the 1994 Plan requires that the option price must be at least equal to 100% of the fair market value of the shares on the date of the grant, as determined by the average of the closing bid and asked quotations or the closing high bid quotation, whichever is available, for the Common Stock in the over-the-counter market on the immediately preceding business day as reported by NASDAQ. As of ____________, 1994, the fair market value of the Common Stock for purposes of the 1994 Plan, as reported by NASDAQ, was $______________.

                 The 1994 Plan limits the number of shares which may be subject to an option so that the aggregate fair market value (determined at the time the option is granted) of the shares of Common Stock subject to incentive stock options granted to any person which become exercisable for the first time during any calendar year does not exceed $100,000. The 1994 Plan fixes the maximum term of any option granted under the 1994 Plan at ten years from the date of the grant of the option. The 1994 Plan also generally provides that an option granted may not be exercised within two years from the date of its grant. Thereafter, options may be exercised on or after the anniversary date of grant in three equal installments so that the full grant may be exercised not sooner than four years after the date of grant. Notwithstanding the foregoing, if there is a Change in Control of the Corporation, as defined in the 1994 Plan, all outstanding options may become immediately exercisable.

                 Options granted pursuant to the 1994 Plan are not transferable except upon the death of an optionee, in which event they may be transferred only in accordance with and to the extent provided for in the laws of descent and distribution of Kentucky. If any optionee ceases to be employed by the Corporation or its subsidiaries for any reasons other than for cause, total and permanent disability or death, the period during which the unexercised portion of his or her option may thereafter be exercised is restricted to a period of not more than three months after the date of the optionee's termination. An optionee who takes a leave of absence exceeding 90 days will be deemed to have terminated his or her employment on the 91st day of such leave. The exercise period is extended to one year if the termination is due to the optionee's death or disability. If an optionee is dismissed from employment for cause, as determined by the Committee in its sole discretion, his or her option terminates as of the date immediately preceding the date of the termination of employment.

                 Employees of the Corporation and its subsidiaries (including executive officers and directors who are salaried employees) are eligible to participate in the 1994 Plan if the Committee determines, from time to time in its sole discretion, that they are key employees because they have contributed in the past or are likely to contribute materially in the future to the successful performance of the Corporation. The Committee has not yet selected any eligible persons as key employees entitled to options under the 1994 Plan. Therefore, the amount of options to be received under the 1994 Plan is not determinable at this time.

                 While the Board of Directors of the Corporation intends to continue the 1994 Plan in effect until the scheduled termination date on December 31, 2003, the Board may modify, amend or terminate the 1994 Plan without a vote of the shareholders.

EFFECT ON POTENTIAL TAKEOVER ATTEMPTS INCLUDING POSSIBLE DISADVANTAGE

                 While the purpose of the 1994 Plan is to promote the interests of the Corporation by attracting, maintaining and affording an incentive to key management employees, certain provisions of the 1994 Plan may have an anti-takeover effect. In the event of a Change in Control, the ability to exercise all outstanding options may also be accelerated at the discretion of the Committee. Additionally, at the discretion of the Committee, and in the event of a Change in Control, the common stock or other comparable securities of the acquiring entity may be substituted for the Common Stock of the Corporation subject to the 1994 Plan and outstanding options. The definition of a Change in Control under the 1994 Plan generally includes any merger or consolidation of the Corporation, or a significant subsidiary of the Corporation, any sale, lease, exchange, transfer or other disposition of all or any part of the assets of the Corporation or a subsidiary of the Corporation, followed by a liquidation of the Corporation, any tender offer for at least 30% of the outstanding shares of the Corporation's Common Stock or the agreement or approval of a majority of the Board of Directors or the shareholders of the Corporation to any of these transactions.

                 The effect of these provisions of the 1994 Plan may be to discourage an unsolicited tender offer or other unsolicited takeover bid for the Corporation's Common Stock. These provisions of the 1994 Plan may make the Corporation a less attractive takeover target. Additionally, these provisions may encourage persons desiring to take over or control the Corporation to initiate such action through negotiations with the then incumbent Board of Directors and management instead of through a direct offer to the shareholders which may or may not be in the shareholders' best interests. The provisions of the 1994 Plan could make the accomplishment of a transaction more difficult or more costly even if the transaction is favorable to the interests of the shareholder, and could also make the removal of management employees who have been granted options difficult even if such removal would be beneficial to the shareholders.

                 The management of the Corporation presently is aware of no specific efforts to obtain control of the Corporation, either in a friendly or hostile manner.


                                 VOTE REQUIRED

                 The adoption of this proposal will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Corporation entitled to vote on the proposal.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

                                  PROPOSAL III

            AMENDMENT OF ARTICLE VI OF THE ARTICLES OF INCORPORATION


                 Article VI of the Articles of Incorporation presently authorizes the issuance of 25,000,000 shares of Common Stock having no par value, 50,000 shares of Class A Preferred Stock having no par value, and 500,000 shares of Class B Preferred Stock having no par value. Article VI presently defines the relative rights, preferences and limitations of the shares of the three classes of the Corporation's stock and authorizes the Board of Directors to create series of the classes of preferred stock and to fix the relative rights of each series, including dividend rates, conversion prices, voting prices, redemption prices and similar matters.

                 At the Annual Meeting, the shareholders will be asked to approve the Board of Directors' proposal that the Articles of Incorporation be amended to increase the number of authorized shares of Common Stock to 50,000,000.

OUTSTANDING SHARES; REASONS FOR AND EFFECT OF THE PROPOSED AMENDMENT.

                 As of the Record Date, the Corporation had 8,800,258 shares of Common Stock issued and outstanding. The Proposed Amendment will make available additional shares of Common Stock for issuance by the Board of Directors from time to time for corporate purposes, including stock splits, stock dividends, acquisitions, future financing and employee benefit plans, including the 1994 Plan.

                 The additional shares of Common Stock for which authorization is sought would be identical to the shares of Common Stock of the Corporation now authorized. The Board of Directors of the Corporation has no present intent to issue and no specific plans as to any specific use or uses of additional shares of Common Stock, if authorized.


                                 VOTE REQUIRED

                 The adoption of this proposal will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Corporation voted on the proposal, assuming a quorum is present.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

                 For the years ended December 31, 1991, 1992 and 1993, the accounting firm of KPMG Peat Marwick served as the Corporation's and the Banks' independent public accountants and auditors. Upon the recommendation of management, the Board of Directors has approved the selection of KPMG Peat Marwick to serve as the Corporation's independent public accountants and auditors for the year ending December 31, 1994.

                 A representative from the firm of KPMG Peat Marwick is expected to be present at the Annual Meeting and will be available to make a statement should he desire to do so, and respond to questions of the shareholders.


                    SHAREHOLDER PROPOSALS AND OTHER MATTERS

                 In order to be included in the Corporation's proxy statement and proxy for the annual meeting of the shareholders of the Corporation in 1995, any proposals which a shareholder intends to present at that meeting must be received by the Secretary of the Corporation not later than November 18, 1994.

                 Any shareholder may strike out the names of the proxies designated by the Board of Directors on the form of proxy and may write in and substitute the name of any other person and may deliver the revised form of proxy to such other person whom the shareholder may wish to designate as proxy for the purpose of representing the shareholder at the Annual Meeting.

                 At the time of preparation of this proxy material, the Corporation knows of no other matters to be presented for action at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy card intend to vote the shares represented thereby in accordance with their judgment.

                 By Order of the Board of Directors,



                                                   Jay B. Simmons
                                                   Secretary

Bowling Green, Kentucky
March 18, 1994

                         TRANS FINANCIAL BANCORP, INC.
                             1994 STOCK OPTION PLAN


         1. Purpose. The purpose of this Stock Option Plan ("Plan") is to strengthen Trans Financial Bancorp, Inc. ("Corporation") by providing an additional means of retaining and attracting competent management personnel and by providing to participating officers and other key employees of the Corporation and its subsidiaries added incentive for high levels of performance and for unusual efforts to increase the earnings of the Corporation through the opportunity for stock ownership offered under this Plan.

                 It is intended that the options granted under the terms of this Plan will, to the maximum extent permitted by law, constitute "incentive stock options" as contemplated by and defined in Section 422 of the Internal Revenue Code of 1986, as amended ("Code" ).

         2. Administration. The Board of Directors of the Corporation ("Board") shall appoint an option committee ("Plan Committee") to administer the Plan, which Plan Committee shall consist of not less than three members of the Board who are not and have not at any time for one year prior to appointment to the Committee been eligible to receive stock or options under any plan of the Corporation or any of its subsidiaries. The decision of a majority of the members of the Plan Committee shall constitute the decision of the Plan Committee and the Plan Committee may act either at a meeting at which a majority of the members of the Plan Committee is present, or by a writing signed by all of the members of the Plan Committee. The Plan Committee shall have full power and authority to construe, interpret and administer the Plan and may from time to time adopt such rules and regulations for carrying out this Plan as it may deem proper and in the best interests of the Corporation. The Plan Committee shall have the sole, final and conclusive authority to determine, consistent with and subject to the provisions of the Plan:

                 A. The individuals ("Optionees") to whom options shall be granted under the Plan;

                 B. The number of shares of the common stock of the Corporation ("Common Stock") to be granted under each option;

                 C. The price to be paid for the Common Stock upon the exercise of each option ("Option Price"); and

                 D. The terms and conditions of each option between the Corporation and an Optionee.

         3. Eligibility. The employees of the Corporation or any of its subsidiaries who, in the opinion of the Plan Committee, are from time to time materially responsible for the management of the business or have materially contributed to the successful perform-ance of the Corporation or any of its subsidiaries, shall be eligible to be granted options under the Plan; provided, however, that no employee may be granted options if, at the time such options are granted, the employee owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any of its subsidiaries. The terms "subsidiary" or "subsidiaries," as used herein, mean any company or companies whose relationship to the Corporation, whether established before or after adoption of this Plan, is such that the Corporation would be deemed to be the "parent corporation" of such company or companies within the meaning of Section 424(e) of the Code.

         4. Stock Subject to Plan. The aggregate number of shares of Common Stock which may be issued under the Plan shall not exceed 500,000 shares; subject, however, to adjustment as provided in Section 6 hereof.
Either authorized and unissued shares or shares reacquired by the Corporation, including shares purchased in the open market, may be delivered under the Plan. If any option shall expire or terminate for any reason, as to any shares, such shares shall again become available under the Plan.

         5. Terms of Options. Each option shall be evidenced by a written agreement (a "1994 Incentive Stock Option Agreement") between the Corporation and the Optionee, and shall be subject to the following terms and conditions, and to such other terms and conditions not inconsistent therewith as the Plan Committee may deem appropriate in each case:

                 A. Option Price. The Option Price per share of Common Stock shall be set by the grant but shall in no instance be less than fair market value on the date of grant, determined by the average of the closing bid and asked quotations or the closing high bid quotation, whichever is available, for the Common Stock in the over-the-counter market, as reported by the National Association of Securities Dealers Automated Quotation System (the "Market Price"), on the business day immediately preceding the date of grant.

                 B. Period for Exercise of Option. The option shall be exercisable in such manner and within such period or periods as shall be determined by the Plan Committee upon payment in full in cash and/or Common Stock of the Option Price. If payment of the Option Price is made in Common Stock, the value of the Common Stock used for payment of the Option Price shall be based on the Market Price of the Common Stock as determined on the business day preceding the day the notice of exercise is sent to the Secretary of the Corporation. The option shall lapse at the earliest of the following times:

                          /1/     ten (10) years after the date of grant; or

                          /2/     three (3) months after termination of
         employment, other than discharge for cause, permanent and total disability or death, but /i/ only to the extent the Optionee had the right to exercise such option at the date of such termination, and /ii/ if the termination was the result of the resignation of the Optionee, only so long as the Optionee does not become employed by or render services for a financial institution having an office within an area of 100 miles from any office of the Corporation or any of its subsidiaries; or

                          /3/     immediately upon termination of employment
         through discharge for cause as determined by the Plan Committee in its sole discretion; or

                          /4/     one (1) year after termination of employment
         by reason of death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code); or

                          /4/     any earlier times set by the grant.

          Except to the extent provided otherwise by Section 5.E., in no event shall an option be exercisable during the first two (2) years after the date of grant. Thereafter, options may be exercised on or after the anniversary of the date of grant in three (3) equal annual installments so that the full grant may be exercised not sooner than four (4) years after the date of grant. If the holder of the option shall not purchase all of the Common Stock which he or she is entitled to purchase in any given installment period, the right to purchase the Common Stock not purchased in such installment period shall continue until the lapse or termination of such. No option or installment thereof shall be exercisable except in respect of whole shares, and fractional share interests shall be disregarded.

                 Leaves of Absence. Leaves of absence approved by the Plan Committee or a transfer of employment from the Corporation to any subsidiary or from a subsidiary to the Corporation or any other subsidiary, shall not constitute termination of employment; provided, however, that any leave of absence exceeding ninety (90) days shall be treated as a termination of employment on the 91st day of such leave unless the Optionee's right to reemployment with the Corporation (or a related corporation) is guaranteed either by statute or by contract.

                 Disability. If any Optionee ceases to be an employee of the Corporation or any of its subsidiaries by reason of permanent and total disability (within the meaning of Section 22(e)(3) of the Code), any option granted to him or her pursuant to the Plan may be exercised by him or her within one (1) year after the date of his or her cessation of employment (but not later than ten (10) years after the date such option was granted) to the full extent such option was exercisable on the date of such cessation.

                 Death. In the event of the death of an Optionee while in the employ of the Corporation or any of its subsidiaries and within ten (10) years after the date on which an option is granted, such option granted to him or her pursuant to the Plan may be exercised within one (1) year after the date of his or her death by his estate or by the person or persons entitled thereto by will or by applicable laws of descent and distribution ("Optionee Representative"), to the full extent such option was exercisable on the date of his or her death (provided, however, that in no event shall an option be exercisable after the expiration of ten (10) years from date of grant).

                 C. Maximum Amount. Notwithstanding any provisions contained herein to the contrary, except to the extent provided otherwise by
Section 5.D., the aggregate fair market value (determined at the time the option is granted) of the shares of Common Stock with respect to which options are exercisable for the first time by such Optionee during any calendar year (under all incentive stock option plans of the Optionee's employer corporation and its parent and subsidiary corporations) shall not exceed $100,000.

                 D.       Acceleration.  Notwithstanding the provisions of
Section 5.B. or Section 5.C. to the contrary, if there is a Change in Control of the Corporation, as defined by Section 7, then, at the discretion of the Plan Committee, the exercise dates of all outstanding options shall accelerate so that each option outstanding may be exercised on or after the date of the Change in Control of the Corporation.

         6. Adjustment of Shares. In the event of capital adjustment after the effective date of the Plan in the Common Stock of the Corporation by reason of any reorganization, recapitalization, stock split, stock dividend, combination of shares, merger or consolidation, or any other change (after the effective date of the Plan) in the nature or number of shares of Common Stock of the Corporation, a proportionate adjustment shall be made in the maximum number and kind of shares which may be delivered under the Plan, and in the Option Price under and the number and kind of shares of Common Stock covered by outstanding options granted under the Plan. By virtue of such a capital adjustment, the price of any share under option shall be adjusted so that there will be no change in the aggregate purchase price payable upon exercise of any such option. Such determination by the Plan Committee shall be conclusive.

                 Without limiting the generality of the foregoing, if /a/ there is a Change in Control of the Corporation, as hereafter defined, and /b/ as a result of the transactions contemplated by the Change in Control, another person or entity (a "Successor") will acquire all or a substantial portion of the assets or outstanding capital stock of the Corporation, then the kind of shares of common stock which shall be subject to the Plan and to each outstanding option shall automatically be converted into and replaced by shares of common stock, or such other class of equity securities having rights and preferences no less favorable than common stock of the Successor, and the number of shares subject to the options and the purchase price per share upon exercise of the options shall be correspondingly adjusted, so that, by virtue of such Change in Control of the Corporation, each optionee shall have the right to purchase /i/ that number of shares of the Successor which, as of the date of the Change in Control, have a fair market value equal to the fair market value of the shares of the Corporation theretofore subject to an option, /ii/ for a purchase price per share which, when multiplied by the number of shares of the Successor subject to the option, shall equal the aggregate exercise price at which the Optionee could have acquired shares of the Corporation under such option.

                 The granting of an option pursuant to this Plan shall not affect in any way the right and power of the Corporation to make adjustments, reorganizations, reclassifications, or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all of any part of its business or assets; provided, however, that the Corporation shall not, and shall not permit its subsidiaries to, recommend or agree or consent to a transaction or series of transactions which would result in a Change of Control of the Corporation unless and until the person or persons acquiring or succeeding to assets or capital stock of the Corporation or its subsidiaries as a result of such transaction or transactions agree to be bound by the terms of the Plan so far as it pertains to options therefore granted and agree to assume and perform the obligations of the Corporation and its Successor hereunder.

         7. Change in Control of the Corporation Defined. The term Change in Control of the Corporation shall mean /a/ any share exchange or merger or consolidation of the Corporation or a significant subsidiary of the Corporation if either /i/ the Corporation will not be the surviving or acquiring corporation or will not own 100% of the outstanding capital stock of the surviving or acquiring corporation following the consummation of the transactions contemplated by the plan or agreement of exchange, merger or consolidation, or /ii/ there will be a substantial change in the proportionate ownership of outstanding shares of voting stock of the Corporation as a result of the transactions contemplated by such plan or agreement of exchange, merger or consolidation; /b/ any sale, lease, exchange, transfer or other disposition of all or any substantial part of the assets of the Corporation or a subsidiary of the Corporation followed by a liquidation of the Corporation; /c/ the commencement of any tender offer, exchange offer or other purchase offer for, and/or any agreement to purchase, as much as (or more than) 25% of the outstanding Common Stock of the Corporation or a subsidiary of the Corporation; or /d/ the Board or the shareholders of the Corporation approve, adopt, agree to recommend, or accept any agreement, contract, offer or other arrangement providing for, or any series of transactions resulting in, any of the transactions described above.

         8. Employees' and Optionees' Rights. No employee or other person shall have any claim or right to be granted an option under the Plan except as the Plan Committee shall have conferred in its discretion in the administration of the Plan. Participation in the Plan shall not confer upon any Optionee any right with respect to continuation of employment by the Corporation or any of its subsidiaries, nor interfere with the right of the Corporation or such subsidiary to terminate at any time the employment of any Optionee. An option shall not confer any rights as a stockholder upon the holder thereof, except only as to shares of Common Stock actually delivered pursuant to the Plan.

         9. Privileges of Stock Ownership/Purchase for Investment. Neither the Optionee nor any Optionee Representative shall be entitled to the privilege of stock ownership as to any shares of Common Stock not actually issued and delivered to such Optionee or Optionee Representative. Upon the exercise of an option at a time when there is not in effect a registration statement under the Securities Act of 1933 and any applicable state securities laws (the "Securities Laws") relating to the shares of Common Stock issuable upon exercise thereof, and available for delivery a prospectus meeting the requirements of the Securities Laws, the shares of Common Stock may be issued only if the Optionee or Optionee Representative represents and warrants in writing to the Corporation that the shares being purchased are being acquired for investment and not with a view to the distribution thereof. The shares of the Common Stock shall contain such legends or other restrictive endorsements as counsel for the Corporation shall deem necessary or proper. No shares of Common Stock shall be purchased upon the exercise of any option unless and until there shall have been satisfied any applicable requirements of the Securities and Exchange Commission or other regulatory agencies having jurisdiction and of any exchanges upon which stock of the Corporation may be listed. The Corporation covenants that it will take all actions necessary to register under the Securities Laws the Common Stock issuable upon exercise of options granted pursuant to this Plan.

         10. Transferability. Options are not transferable except by will or the laws of descent and distribution, and then only to the extent provided herein. Options may be exercised during the lifetime of the Optionee only by the Optionee and after the death the Optionee, only as provided in Section 5 hereof.

         11. Termination. The Plan shall terminate on December 31, 2003, and may be terminated at any earlier time by the Plan Committee. No option shall be granted hereunder after termination of the Plan. Termination of the Plan, however, shall not affect the validity of any option theretofore granted under the Plan.

         12. Amendment. The Plan Committee may amend the Plan from time to time, except that, without the approval of a majority of the votes represented and entitled to be voted at a duly held meeting of the stockholders of the
Corporation:

                 A. The maximum number of shares of Common Stock which may be delivered under the Plan may not be increased except as provided in
Section 6 hereof;

                 B. The Option Price under any option may not be reduced except as provided in Section 6 hereof; and

                 C. The period during which an option may be exercised may not be extended beyond the period provided in Section 5 hereof.

                 No amendment of the Plan may, without the consent of the Optionee or Optionee Representative, make any changes in any outstanding option theretofore granted under the Plan which would adversely affect the rights of such Optionee or Optionee Representative.

         13. Tax Withholding. The Corporation shall have the right to deduct any sums required by federal, state or local law to be withheld due to the exercise of any option, or alternatively to retain shares of Common Stock otherwise payable to the Optionee pursuant to the exercise of the option in an amount sufficient to satisfy any withholding requirements. Alternatively, the Optionee or Optionee's Representative may elect to pay such sums to the Corporation by delivering written notice of that election to the Board not less than thirty (30) nor more than sixty (60) days prior to exercise. There is no obligation hereunder that Optionee be advised of the existence of the tax or the amount which the Corporation may be so required to withhold.

         14. Governing Law. The Plan and the 1994 Incentive Stock Option Agreements issued hereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Kentucky.

         15. Effective Date. This Plan is effective January 1, 1994; subject, however, to the ratification of the Plan by the affirmative vote of a majority of the shares present or represented by proxy at the annual meeting of stockholders to be held on April 25, 1994, or any adjournment thereof. The effective date of each option shall be the day on which it is granted to any Optionee; provided however, if the Plan is not approved at the aforementioned annual meeting of stockholders, then any options theretofore granted shall be void and of no effect.

               Dated this ______ day of _________________, 1994.

                                        TRANS FINANCIAL BANCORP, INC.



                                        By__________________________________
                                        Douglas M. Lester, Chairman
                                        of the Board, President
                                        and Chief Executive
                                        Officer


ATTEST:


___________________________
Jay B. Simmons, Secretary

                 (NOTE:  THIS IS THE FORMAT FOR THE PROXY CARD)

                         TRANS FINANCIAL BANCORP, INC.
                            Bowling Green, Kentucky
                         Annual Meeting of Shareholders
                                 April 25, 1994
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


         The undersigned shareholder in Trans Financial Bancorp, Inc., Bowling Green, Kentucky ("Corporation") hereby constitutes and appoints Gregg Hall and Roger Lundin, or either of them, his true and lawful attorneys and proxies, with full power of substitution in and for each of them, to vote all shares of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at The Phoenix Theatre, 549 East Main Street, Bowling Green, Kentucky, on Monday, April 25, 1994, 3:00 p.m. local time, or at any adjournment or adjournments thereof, on any and all of the proposals contained in the Notice of the Annual Meeting of Shareholders, with all the powers the undersigned would possess if present personally at said meeting, or at any adjournment or adjournments thereof.

         The Directors recommend a vote FOR Proposals 1, 2, and 3.

         1.      ELECTION OF DIRECTORS

                 FOR all nominees listed below /   /
                 (except as marked to the contrary,
                 see Instruction below)

                 WITHHOLD AUTHORITY /   /
                 to vote for all nominees listed
                 below

         J. David Francis, Roy E. Gaddie, C.C. Howard Gray, Carroll Knicely, C. Cecil Martin, Frank Mastrapasqua and Joseph I. Medalie (to be elected as Class III directors as set forth in the proxy statement), and Thomas R. Wallingford (to be elected as a Class I director as set forth in the proxy statement).

         (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:)

         _______________________________________________________


         2. PROPOSAL TO APPROVE THE TRANS FINANCIAL BANCORP, INC. 1994 STOCK OPTION PLAN.

                 / / FOR            / / AGAINST          / / ABSTAIN

         3. PROPOSAL TO APPROVE AN AMENDMENT TO ARTICLE VI OF THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

                 / / FOR             / / AGAINST           / / ABSTAIN


         The above-named proxies are granted the authority, in their discretion, to act upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ABOVE WITH THE DISCRETIONARY AUTHORITY DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.


         This Proxy may be revoked at any time prior to the time the presence of a quorum has been determined and declared, by a written notice of revocation executed by the undersigned and delivered to the Secretary of the Corporation.

                                        Dated _______________________, 1994


                                        ___________________________________



                                        ___________________________________

                                        PLEASE SIGN EXACTLY AS YOUR NAME
                                        APPEARS AND RETURN THIS PROXY
                                        IMMEDIATELY IN THE ENCLOSED STAMPED
                                        SELF-ADDRESSED ENVELOPE.



                                      2